SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

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WILSHIRE VARIABLE INSURANCE TRUST
(Name of Registrant as Specified in Its Charter)

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IMPORTANT NEWS ABOUT WILSHIRE VARIABLE INSURANCE TRUST

June 17, 2009

Dear Shareholder:

The Board of Trustees of Wilshire Variable Insurance Trust (the “Trust”) has appointed ClearBridge Advisors, LLC as a new subadviser to the Socially Responsible Fund effective March 31, 2009, in place of AllianceBernstein, L.P.  The Board of Trustees of the Trust also appointed Victory Capital Management, Inc. as a new subadviser to the Equity Fund effective April 6, 2009, in place of AllianceBernstein, L.P. and Pzena Investment Management, LLC.

Wilshire Associates Incorporated, the Trust’s investment adviser, continues to oversee the subadvisers.

The next few pages of this package feature more information about the new subadvisers, including their investment processes and styles.  Please take a few moments to read them and call us at 1-888-200-6796 if you have any questions.

On behalf of the Board of Trustees, I thank you for your continued investment in Wilshire Variable Insurance Trust.

Sincerely, /s/ Lawrence E. Davanzo Lawrence E. Davanzo President

WILSHIRE VARIABLE INSURANCE TRUST

INFORMATION STATEMENT

TO SHAREHOLDERS OF THE

SOCIALLY RESPONSIBLE FUND
EQUITY FUND

This document is an Information Statement and is being furnished to shareholders of the Equity Fund and Socially Responsible Fund (each a “Fund,” and together the “Funds”), each a series of Wilshire Variable Insurance Trust (the “Trust”), in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the “SEC”).  Wilshire Associates Incorporated (“Wilshire” or the “Adviser”) serves as the investment adviser for the Trust.  The exemptive order permits Wilshire to employ additional subadvisers, terminate subadvisers, and modify subadvisory agreements without prior approval of the Trust’s shareholders.

Under the SEC order, if Wilshire retains a new subadviser or materially changes an existing subadvisory agreement between Wilshire and a subadviser, shareholders of the affected funds of the Trust are required to be provided an Information Statement explaining any changes and disclosing the aggregate fees paid to the subadvisers as a result of those changes.  The Board reviews the subadvisory agreements annually.  A copy of the form of subadvisory agreement with ClearBridge Advisers, LLC (“ClearBridge”) and Victory Capital Management, Inc. (“Victory”) is attached to this Information Statement as Appendix A.

This Information Statement is being mailed on or about June 26, 2009 to the shareholders of the Funds of record as of May 28, 2009 (the “Record Date”).  The Funds will bear the expenses incurred in connection with preparing and mailing this Information Statement.  As of the Record Date, 17,954,035.711 shares of the Equity Fund were issued and outstanding and 5,202,762.269 shares of the Socially Responsible Fund were issued and outstanding.  Information on shareholders who owned beneficially 5% or more of the shares of each Fund as of the Record Date is set forth in Appendix B.  To the knowledge of the Trust, the executive officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of each Fund and of the Trust as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Appointment of New Subadvisers to the Equity Fund and Socially Responsible Fund

On February 20, 2009, the Board appointed Victory Capital Management, Inc. (“Victory”) as a new subadviser to the Equity Fund, effective April 6, 2009.  Victory replaced AllianceBernstein, L.P. and Pzena Investment Management, LLC, previous subadvisers to the Equity Fund.  Madison Square Investors, LLC will still serve as subadviser to the Equity Fund.  On February 20, 2009 the Board also appointed ClearBridge Advisors, LLC (“ClearBridge”) as a new subadviser to the Socially Responsible Fund effective March 31, 2009, in place of AllianceBernstein, L.P.

No officers or Trustees of the Trust are officers, employees, directors, general partners or shareholders of Victory or ClearBridge (each a “Subadviser, and together the “Subadvisers”).  In addition, since January 1, 2008, the beginning of the Trust’s last completed fiscal year, no Trustee of the Trust has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which Victory or ClearBridge, any person controlling, controlled by or under common control with Victory or ClearBridge or any person controlling, controlled by or under common control with such entities was or is to be a party.

At the meeting on February 20, 2009, in connection with the review of Wilshire’s proposed subadvisory agreements with Victory and ClearBridge (each an “Agreement,” and together the “Agreements”), the Board evaluated information provided by Wilshire and the Subadvisers in accordance with Section 15(c) of the Investment Company Act of 1940, as amended (the “1940 Act”).

The information in this summary outlines the Board’s considerations associated with its approval of each of the Agreements.  In connection with its deliberations, the Board considered such information and factors as it believed to be relevant.  As described below, the Board considered the nature, extent and quality of the services to be provided by the Subadvisers under the Agreements; comparative fees as provided by the Subadvisers; the anticipated profits to be realized by the Subadvisers; the extent to which the Subadvisers would realize economies of scale as a Fund grows; and whether any fall-out benefits will be realized by the Subadvisers.

In considering these matters, the Board was advised with respect to relevant legal standards by independent counsel.  In addition, as required by the 1940 Act, the approval was confirmed by the unanimous separate vote of those Trustees who are not “interested persons” of the Trust as defined in the 1940 Act (the “Independent Trustees”).  The Independent Trustees also discussed the approval of the Agreements with management and in private sessions with counsel at which no representatives of the Subadvisers were present.

As noted above, the Board, including all the Independent Trustees, considered the Agreements pursuant to a process that concluded at the Board’s February 20, 2009 meeting. The Trustees received information from each Subadviser as to the respective Fund describing:  (i) the nature, extent and quality of services to be provided, (ii) the investment performance for products managed by the Subadviser that are similar to the Fund, (iii) the financial condition of the Subadviser, (iv) the extent to which economies of scale may be realized as the Fund grows, (v) whether fee levels reflect any possible economies of scale for the benefit of Fund shareholders, (vi) comparisons of services rendered and amounts paid to other registered investment companies and/or any comparable advisory clients, as applicable, and (vii) benefits to be realized by the Subadviser from its relationship with the Fund.  The Independent Trustees also received a memorandum from counsel describing their duties in connection with contract approvals, and they were assisted in their review by independent legal counsel.

Prior to consideration by the Board, the Contract Review Committee met on February 19, 2009 to discuss the information provided.  It also considered the assessment of performance made by the Investment Committee (which is comprised solely of Independent Trustees), which also met on February 19, 2009 to review data on the Subadvisers’ performance.  Following its evaluation of all materials provided, the Contract Review Committee concluded that it was in the best interests of each respective Fund to approve the Agreements and recommended to the Board that the Agreements be approved.  At its meeting on February 20, 2009, the Board considered the recommendation of the Contract Review Committee along with the other factors that the Board deemed relevant.

As to each Agreement, the Board considered the nature, extent and quality of services to be provided under such Agreement.  The Board considered the reputation, qualifications and background of the Subadviser, investment approach of the Subadviser, the experience and skills of investment personnel to be responsible for the day-to-day management of the Fund, and the resources made available to such personnel.  The Board also considered the Subadviser’s general legal compliance and the assessment of the Trust’s chief compliance officer regarding the Subadviser’s compliance program.  In addition, the Board considered the analysis provided by the Adviser, which concluded that each Subadviser would provide reasonable services and recommended that each Agreement be approved.

Based upon all relevant factors, the Board concluded that the investment performance for products managed by the Subadvisers that are similar to the respective Fund met or exceeded acceptable levels of investment performance and, therefore, performance was expected to be satisfactory.

The Board considered each Subadviser’s proposed subadvisory fees.  The Board evaluated the competitiveness of the subadvisory fees based upon data supplied by each Subadviser about the fees charged to other clients.  The Board also considered that the subadvisory fee rates were negotiated at arm’s length between the Adviser and each Subadviser, that the Adviser compensates the Subadviser from its fees and that the aggregate advisory fee had previously been deemed reasonable by the Board.

Based upon all of the above, the Board determined that the subadvisory fee for each Subadviser was reasonable.

The Board noted that the Adviser compensates each Subadviser from its own advisory fees and that the fees were negotiated at arm’s length between the Adviser and each Subadviser.  In addition, the Board noted that the revenues to the Subadvisers would be limited due to the size of the Funds.  Accordingly, the Board concluded that they need not review estimated levels of profits to the Subadvisers in order to conclude, as they did, that profitability to the Subadvisers would not be unreasonable.

The Board considered whether there may be economies of scale with respect to the subadvisory services to be provided to the Funds and whether the subadvisory fees reflect such economies of scale through breakpoints in fees.  The Board also considered whether the effective subadvisory fee rate under each Agreement is reasonable in relation to the asset size of the Funds.  The Board concluded that the fee schedule for each Subadviser reflects an appropriate recognition of any economies of scale.

The Board also considered the character and amount of other incidental benefits to be received by each Subadviser.  The Board considered each Subadviser’s soft dollar practices.  The Board concluded that, taking into account the benefits arising from these practices, the fees to be charged under each Agreement are reasonable.

Based upon all of the information considered and the conclusions reached, the Board determined that the terms of each Agreement are fair and reasonable and that the approval of each Agreement is in the best interests of the Funds.

Victory

Victory is located at 127 Public Square, Cleveland, Ohio 44114. Victory is a wholly owned subsidiary of KeyBank National Association and a second-tier subsidiary of KeyCorp (NYSE: KEY), a publicly held financial services company with approximately $49.1 billion in assets under management as of December 31, 2008. Victory’s Diversified Equity Team manages common, collective and mutual funds as well as portfolios for corporations, public funds, Taft-Hartley plans, endowments, foundations, health care and nonprofits managed in the diversified style.

Lawrence G. Babin, Paul D. Danes, Carolyn M. Rains, Bradley S. Norton and Martin L. Shagrin are members of Victory’s Diversified Equity Team and are primarily responsible for the day-to-day management of Victory’s portion of the Equity Fund.

Lawrence G. Babin, CFA, CIO, Diversified Equity Senior Portfolio Manager & Senior Managing Director, has been with Victory and/or an affiliate since 1982. Mr. Babin holds a Bachelor of Science from the Wharton School at the University of Pennsylvania and a Master of Business Administration from the University of Michigan.

Paul D. Danes, CFA, Senior Portfolio Manager & Managing Director, is a portfolio manager for the Diversified Equity strategy. He joined Victory and/or an affiliate in 1987. Mr. Danes holds a Bachelor of Science from Arizona State University and a Master of Business Administration from The Ohio State University.

Carolyn M. Rains, CFA, Portfolio Manager & Manager Director, is a portfolio manager for the Diversified Equity strategy. She has been with Victory and/or an affiliate since 1998 following four years prior investment experience. Ms. Rains holds a Bachelor of Science in Business Administration from Bowling Green State University and a Master of Business Administration from Cleveland State University.

Bradley S. Norton, CPA, CFA, Equity Research Analyst & Director, is an equity research analyst for the Diversified Equity strategy. He joined Victory and/or an affiliate in 1999. Mr. Norton holds a Bachelor of Science in Business Administration from Bucknell University and a Master of Business Administration from Georgetown University.

Martin L. Shagrin, Portfolio Specialist, Equity Research Analyst & Managing Director, is a portfolio specialist and equity research analyst for the Diversified Equity strategy. He joined Victory and/or an affiliate in 1999 following 5 years prior investment experience. He holds a Bachelor of Science in Business Administration from The Ohio State University and a Master of Business Administration from Case Western Reserve University.

Victory manages its allocated portion of the Equity Fund’s portfolio by pursuing a blended investment strategy (large cap core) to produce a higher return with less risk. Victory’s research analysts and portfolio managers employ a multi-discipline approach to assess and rank the relative attractiveness of these large cap stocks. Its investment team seeks superior long-term performance by buying stocks, which are believed to be intrinsically undervalued, statistically inexpensive, and where a catalyst exists to improve investor sentiment. In addition, the investment team endeavors to generate consistent results with a sharp focus on managing risk.

The decision-making process is both top-down and bottom-up, taking place concurrently. Victory’s Diversified Equity team relies on its own independent views and decisions while incorporating in-house research and management resources. Victory’s Diversified Equity team believes in listening to the market and finding value in stocks that can outperform with the objective of getting in early and exiting profitably.

ClearBridge

ClearBridge is located at 620 8th Avenue, New York, NY 10018.  ClearBridge provides investment management services to institutional and retail investors. ClearBridge was formed in 2006 by Legg Mason, Inc. (“Legg Mason”) following Legg Mason’s acquisition of substantially all of the global investment management business then known as Citigroup Asset Management from Citigroup, Inc. ClearBridge is Legg Mason’s largest equity manager, with approximately $49.9 billion in assets under management at December 31, 2008.

Senior Portfolio Managers Scott Glasser and Michael Kagan, along with Portfolio Manager Mary Jane McQuillen, head of the Environmental, Social and Governance (ESG) Research & Integration research team, are primarily responsible for managing the Socially Responsible Fund.

Mr. Glasser, Managing Director, Senior Portfolio Manager, Co-Director of Research, joined a predecessor organization in 1993 and has over 18 years of investment industry experience. Mr. Kagan, Managing Director and Senior Portfolio Manager joined a predecessor organization in 1994 and has over 23 years of investment experience. Ms. McQuillen, Director, Portfolio Manager, Socially Aware Investments, has 12 years of investment industry experience.

ClearBridge manages the Socially Responsible Fund using an appreciation strategy and a large cap core strategy.  ClearBridge’s appreciation investment strategy consists of individual company selection and management of cash reserves. The portfolio managers look for investments among a strong core of growth and value stocks, consisting primarily of blue chip companies dominant in their industries. The Socially Responsible Fund may also invest in companies with prospects for sustained earnings growth and/or a cyclical earnings record.  ClearBridge’s large cap core strategy seeks to pursue both growth and conservation of capital while generally seeking to maintain a fully-invested position in equities by selecting certain equity securities primarily for the growth opportunities they present and other equity securities primarily for the purpose of conserving capital. The portfolio managers look for companies they believe are able to increase earnings and dividends at an above-average rate and still retain enough cash to finance future growth in their businesses. The portfolio managers emphasize individual security selection while spreading the large cap core sleeve Fund’s investments among industries and sectors for broad market exposure.

Aggregate Fees

Wilshire’s annual advisory fee for the Funds are as follows:

Fund	Rate on the First $1 Billion of Fund Assets	Rate on Fund Assets in Excess of $1 Billion
Equity Fund	0.700%	0.600%
Socially Responsible Fund	0.850%	0.750%

For the fiscal year ended December 31, 2008, the Trust paid Wilshire $2,739,852 and $551,238 in advisory fees for the Equity Fund and Socially Responsible Fund, respectively, before waivers.

For the fiscal year ended December 31, 2008, the aggregate subadvisory fees paid by Wilshire to all subadvisers with respect to the Equity Fund and Socially Responsible Fund totaled $1,327,656 and $227,124 respectively.  These aggregate subadvisory fees represented .34% and .35%, of the average net assets of the Equity Fund and Socially Responsible Fund, respectively, for the fiscal year ended December 31, 2008.

For the fiscal year ended December 31, 2008, the aggregate subadvisory fees that would have been paid by Wilshire if the new Agreements were in effect with respect to the Equity Fund and Socially Responsible Fund were $975,598 and $162,231, respectively.  The percentage difference between the amounts actually paid by Wilshire and the amounts that would have been paid by Wilshire under the new Agreements is .25% and .25% for the Equity Fund and Socially Responsible Fund, respectively.

All subadvisory fees are paid by Wilshire and not the Trust.  The fees paid by Wilshire to each Subadviser depend on the fee rates negotiated by Wilshire and on the percentage of the Fund’s assets allocated to the subadviser by Wilshire.  Because Wilshire pays each subadviser’s fees out of its own fees received from the Trust, there is no “duplication” of advisory fees paid.

Terms of Subadvisory Agreements

The Agreements with ClearBridge and Victory continue in force until February 20, 2011, unless sooner terminated as provided in certain provisions contained in the Agreements.  The Agreements will continue in force from year to year thereafter so long as they are specifically approved for the Funds at least annually in the manner required by the 1940 Act.

The Agreements will automatically terminate in the event of their assignment (as defined in the 1940 Act) and may be terminated at any time without payment of any penalty by Wilshire or a Subadviser on sixty days’ prior written notice to the other party.  The Agreements may also be terminated by a Fund by action of the Board or by a vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act) on sixty days’ written notice to the Subadviser by the Fund.

In addition, the Agreements may be terminated with respect to a Fund at any time without payment of any penalty by Wilshire, the Board, or a vote of a majority of the outstanding voting securities of a Fund in the event that a Subadviser or any officers or directors of the Subadviser has taken any action which results in a material breach of the covenants of the Subadviser under the Agreement.  The Agreement will automatically terminate with respect to a Fund if the Investment Advisory Agreement between Wilshire and the Fund is terminated, assigned or not renewed.

Additional Disclosure Regarding the Subadvisers

The names and principal occupations of the principal executive officers and each director of Victory, all located at 127 Public Square, Cleveland, OH  44114, are listed below:

NAME	TITLE/PRINCIPAL OCCUPATION
David C. Brown	Chief Operating Officer and Senior Managing Director

Kenneth F. Fox	Chief Compliance Officer
Gregory N. River	Head of Equities and Senior Managing Director
Craig Ruch	Head of Fixed Income and Managing Director
Mark H. Summers	Chief Administrative Officer and Senior Managing Director
Robert L. Wagner	President and Chief Executive Officer
Richard G. Zeiger	Secretary and Senior Vice President
Lawrence G. Babin	Chief Investment Officer Diversified Equity and Senior Managing Director
Leslie Globits	Chief Investment Officer Mid Cap and Managing Director
Richard A. Janus	Chief Investment Officer, Convertible Securities and Senior Managing Director
Cynthia G. Koury	Chief Investment Officer Balanced Strategy Products and Senior Mangling Director
Margaret Lindsay	Chief Investment Officer International Equities and Senior Managing Director
Erick F. Maronak	Chief Investment Officer Large Cap Growth and Senior Managing Director
Gary H. Miller	Chief Investment Officer Small Cap and Managing Director
Arvind K. Sachdeva	Chief Investment Officer Large Cap and Deep Value and Senior Managing Director
Lisa Seballos	Chief Financial Officer

The names and principal occupations of the principal executive officers and each director of ClearBridge, all located at 620 8th Avenue, New York, NY 10018, are listed below:

NAME	TITLE/PRINCIPAL OCCUPATION
Charles J. Daley	Director, ClearBridge; CFO and Treasurer, Legg Mason, Inc.
Jeffrey Nattans	Director, ClearBridge; Sr. Vice President, Legg Mason, Inc.
David Odenath	Director, ClearBridge; Sr. Vice President, Legg Mason, Inc.
Peter E. Sundman	President, CEO, Director, ClearBridge
Harry D. Cohen	Chief Investment Officer, ClearBridge
Barbara Brooke Manning	General Counsel, Chief Compliance, ClearBridge
Terence J. Murphy	Chief Financial Officer, ClearBridge

The following information was provided by Victory regarding the funds for which Victory acts as investment adviser or subadviser and which have investment objectives similar to that of the Equity Fund:

Fund	Fee Rate	Net Assets*
Equity Accounts	.60% first $25,000,000 .50% next $25,000,000 .45% next $50,000,000 .40% above $100,000,000	$10,852,810,185
_______________
*Net assets in all accounts advised or subadvised by Victory with an equity strategy as of April 30, 2009.

There are no registered investment companies for which ClearBridge acts as investment adviser or subadviser and which have investment objectives similar to that of the Socially Responsible Fund.

Distributor and Administrator

Pursuant to an Underwriting Agreement, SEI Investments Distribution Co., One Freedom Valley Drive, Oaks, Pennsylvania 19456, is the distributor for the continuous offering of shares of the Trust and acts as agent of the Trust in the sale of its shares.  SEI Investments Global Funds Services (the “Administrator”), One Freedom Valley Drive, Oaks, Pennsylvania  19456, an affiliate of the Distributor, is the administrator for the Trust.  SEI Investments Management Corporation, a wholly owned subsidiary of SEI Investments Company, is the owner of all beneficial interests in the Administrator.

Other Information

THE TRUST WILL FURNISH, WITHOUT CHARGE, A COPY OF THE MOST RECENT ANNUAL REPORT AND SEMI-ANNUAL REPORT TO SHAREHOLDERS OF THE FUNDS UPON REQUEST.  REQUESTS FOR SUCH REPORTS SHOULD BE DIRECTED TO WILSHIRE VARIABLE INSURANCE TRUST, C/O DST SYSTEMS, INC. 333 W. 11TH STREET, KANSAS CITY, MO 64105, OR BY CALLING 1-888-200-6796.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THIS INFORMATION STATEMENT:

The Information Statement is available at: http://wilshirefunds.com/vit/infostatement_q1_09.pdf

APPENDIX A

 FORM OF
INVESTMENT SUB-ADVISORY AGREEMENT

This Investment Sub-Advisory Agreement (“Agreement”) is made as of the 9th day of March, 2009 by and between Wilshire Associates Incorporated, a California corporation (“Adviser”), and ____________, a registered investment adviser (“Sub-Adviser”).

Whereas Adviser is the investment adviser of the Wilshire Variable Insurance Trust Funds (the “Fund”), an open-end diversified, management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), currently consisting of seven separate series or portfolios (collectively, the “Fund Portfolios”) including the Wilshire Variable Insurance Trust Equity Fund, the Wilshire Variable Insurance  Trust Income Fund, the Wilshire Variable Insurance Trust Balanced Fund, the Wilshire Variable Insurance Trust Socially Responsible Fund, the Wilshire Variable Insurance  Trust International Equity Fund, and the Wilshire Variable Insurance Trust Small-Cap Growth Fund, the Wilshire Insurance Variable Trust 2010 Conservative Fund, , the Wilshire Insurance Variable Trust 2015 Moderate Fund, the Wilshire Insurance Variable Trust 2025 Moderate Fund, and the Wilshire Insurance Variable Trust 2035 Moderate Fund;

Whereas Adviser desires to retain Sub-Adviser  to furnish investment advisory services for the Fund Portfolio(s) as described in Exhibit 1 – Fund Portfolio Listing, as may be amended from time to time, and Sub-Adviser wishes to provide such services, upon the terms and conditions set forth herein;

Now Therefore, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.  Appointment.  Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to each Fund Portfolio for the period and on the terms set forth in this Agreement.  Sub-Adviser hereby accepts such appointment and agrees to furnish the services set forth for the compensation herein provided.

2.  Sub-Adviser Services.  Subject always to the supervision of the Fund’s Board of Directors and Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, such portion of the assets of each Fund Portfolio as Adviser shall from time to time designate (each a “Portfolio Segment”) and place all orders for the purchase and sale of securities on behalf of each Portfolio Segment.  In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund and each Fund Portfolio and will monitor a Portfolio Segment’s investments, and will comply with the provisions of the Fund’s Articles of Incorporation and By-laws, as amended from time to time, and the stated investment objectives, policies and restrictions of each Fund Portfolio as set forth in the prospectus and Statement of Additional Information for each Fund Portfolio, as amended from time to time, as well as any other objectives, policies or limitations as may be provided by Adviser to Sub-Adviser in writing from time to time.

Sub-Adviser will provide reports at least quarterly to the Board of Directors and to Adviser. Sub-Adviser will make its officers and employees available to Adviser and the Board of Directors from time to time at reasonable times to review investment policies of each Fund Portfolio with respect to each Portfolio Segment and to consult with Adviser regarding the investment affairs of each Portfolio Segment.

Sub-Adviser agrees that it:

(a)  will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

(b)  will conform with all applicable provisions of the 1940 Act and rules and regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable laws and regulations of any governmental authority pertaining to its investment advisory activities, including all portfolio diversification requirements necessary for each Portfolio Segment to comply with subchapter M of the Internal Revenue Code as if each were a regulated investment company thereunder;

(c)  to the extent authorized by Adviser in writing, and to the extent permitted by law, will execute purchases and sales of portfolio securities and other investments for each Portfolio Segment through brokers or dealers designated by management of the Fund to Adviser for the purpose of providing direct benefits to the Fund, provided that Sub-Adviser determines that such brokers or dealers will provide best execution in view of all appropriate factors, and is hereby authorized as the agent of the Fund to give instructions to the Fund’s custodian as to deliveries of securities or other investments and payments of cash of each Portfolio Segment to such brokers or dealers for the account of the relevant Fund Portfolio.  Adviser and the Fund understand that the brokerage commissions or transaction costs in such transactions may be higher than those which the Sub-Adviser could obtain from another broker or dealer, in order to obtain such benefits for the Fund;

(d)  is authorized to and will select all other brokers or dealers that will execute the purchases and sales of portfolio securities for each Portfolio Segment and is hereby authorized as the agent of the Fund to give instructions to the Fund’s custodian as to deliveries of securities or other investments and payments of cash of each Portfolio Segment for the account of each Fund Portfolio. In making such selection, Sub-Adviser is directed to use its best efforts to obtain best execution, which includes most favorable net results and execution of a Portfolio Segment’s orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided.  With respect to transactions under sub-paragraph (c) or this sub-paragraph (d), it is understood that Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of any Fund Portfolio, or be in breach of any obligation owing to the Fund or in respect of any Fund Portfolio under this Agreement, or otherwise, solely by reason of its having caused a Fund Portfolio to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction of a Fund Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage and research services provided by such member, broker, or dealer, viewed in terms of that particular transaction or Sub-Adviser’s overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.  The Adviser may, from time to time, engage other sub-advisers to advise portions of a Fund Portfolio other than the Portfolio Segment.  The Sub-Adviser agrees that it will not consult with any other sub-adviser engaged by the Adviser with respect to transactions in securities or other assets concerning a Fund Portfolio, except to the extent permitted by certain exemptive rules under the 1940 Act that permit certain transactions with a sub-adviser or its affiliates.

(e)  is authorized to consider for investment by each Portfolio Segment securities that may also be appropriate for other funds and/or clients served by Sub-Adviser.  To assure fair treatment of each Portfolio Segment and all other clients of Sub-Adviser in situations in which two or more clients’ accounts participate simultaneously in a buy or sell program involving the same security, such transactions will be allocated among each Portfolio Segment and other clients in a manner deemed equitable by Sub-Adviser.  Sub-Adviser is authorized to aggregate purchase and sale orders for securities held (or to be held) in each Portfolio Segment with similar orders being made on the same day for other client accounts or portfolios managed by Sub-Adviser.  When an order is so aggregated, the actual prices applicable to the aggregated transaction will be averaged and each Portfolio Segment and each other account or portfolio participating in the aggregated transaction will be treated as having purchased or sold its portion of the securities at such average price, and all transaction costs incurred in effecting the aggregated transaction will be shared on a pro-rata basis among the accounts or portfolios (including each Portfolio Segment) participating in the transaction. Adviser and the Fund understand that Sub-Adviser may not be able to aggregate transactions through brokers or dealers designated by Adviser with transactions through brokers or dealers selected by Sub-Adviser, in which event the prices paid or received by each Portfolio Segment will not be so averaged and may be higher or lower than those paid or received by other accounts or portfolios of Sub-Adviser;

(f)  will report regularly to Adviser and to the Board of Directors and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Directors on a regular basis at reasonable times the management of each Portfolio Segment, including without limitation, review of the general investment strategies of each Portfolio Segment, the performance of each Portfolio Segment in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace, and will provide various other reports from time to time as reasonably requested by Adviser;

(g)  will prepare such books and records with respect to each Portfolio Segment’s securities transactions as requested by Adviser and will furnish Adviser and the Fund’s Board of Directors such periodic and special reports as the Board or Adviser may reasonably request;

(h)  will vote all proxies with respect to securities in each Portfolio Segment; and

(i)  will act upon reasonable instructions from Adviser which, in the reasonable determination of Sub-Adviser, are not inconsistent with Sub-Adviser’s fiduciary duties under this Agreement.

3.  Expenses.  During the term of this Agreement, Sub-Adviser will provide the office space, furnishings, equipment and personnel required to perform its activities under this Agreement, and will pay all customary management expenses incurred by it in connection with its activities under this Agreement, which shall not include the cost of securities (including brokerage commissions, if any) purchased for each Portfolio Segment.  Sub-Adviser agrees to bear any Portfolio expenses caused by future changes in control of the Sub-Adviser or by future changes in portfolio managers at Sub-Adviser responsible for providing services to the Fund, such expenses including but not limited to preparing, printing, and mailing to Portfolio shareholders of information statements or stickers to or complete prospectuses or statements of additional information.

4.  Compensation.  For the services provided and the expenses assumed under this Agreement, Adviser will pay Sub-Adviser, and Sub-Adviser agrees to accept as full compensation therefor,  a sub-advisory fee computed and paid as set forth in Exhibit 2 - Fee Schedule.

5.  Other Services.  Sub-Adviser will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent Adviser, the Fund or a Fund Portfolio or otherwise be deemed an agent of Adviser, the Fund or a Fund Portfolio.  Adviser understands and has advised the Fund’s Board of Directors that Sub-Adviser may act as an investment adviser or sub-investment adviser to other investment companies and other advisory clients.  Sub-Adviser understands that during the term of this Agreement Adviser may retain one or more other sub-advisers with respect to any portion of the assets of a Fund Portfolio other than each Portfolio Segment.

6.  Affiliated Broker.  Sub-Adviser or an affiliated person of Sub-Adviser may act as broker for each Fund Portfolio in connection with the purchase or sale of securities or other investments for each Portfolio Segment, subject to: (a) the requirement that Sub-Adviser seek to obtain best execution as set forth above; (b) the provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”); (c) the provisions of the Securities Exchange Act of 1934, as amended; and (d) other applicable provisions of law.  Subject to the requirements of applicable law and any procedures adopted by the Fund’s Board of Directors, Sub-Adviser or its affiliated persons may receive brokerage commissions, fees or other remuneration from the Fund Portfolio or the Fund for such services in addition to Sub-Adviser’s fees for services under this Agreement.

7.  Representations of Sub-Adviser.  Sub-Adviser is registered with the Securities and Exchange Commission under the Advisers Act.  Sub-Adviser shall remain so registered throughout the term of this Agreement and shall notify Adviser immediately if Sub-Adviser ceases to be so registered as an investment adviser.  Sub-Adviser: (a) is duly organized and validly existing under the laws of the state of its organization with the power to own and possess its assets and carry on its business as it is now being conducted, (b) has the authority to enter into and perform the services contemplated by this Agreement, (c) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (d) has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, and the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform its services under this Agreement, (e) will promptly notify Adviser of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act, and (f) will notify Adviser of any change in control of the Sub-Adviser within a reasonable time after such change.

8.  Books and Records.  Sub-Adviser will maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to each Portfolio Segment’s investments that are required to be maintained by the Fund pursuant to the requirements of paragraphs (b)(5), (b)(6), (b)(7), (b)(9), (b)(10) and (f) of Rule 31a-1 under the 1940 Act.  Sub-Adviser agrees that all books and records which it maintains for each Fund Portfolio or the Fund are the property of the Fund and further agrees to surrender promptly to the Adviser or the Fund any such books, records or information upon the Adviser’s or the Fund’s request (provided, however, that Sub-Adviser may retain copies of such records).  All such books and records shall be made available, within five business days of a written request, to the Fund’s accountants or auditors during regular business hours at Sub-Adviser’s offices.  Adviser and the Fund or either of their authorized representatives shall have the right to copy any records in the possession of Sub-Adviser which pertain to each Fund Portfolio or the Fund.  Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations.  In the event of the termination of this Agreement, all such books, records or other information shall be returned to Adviser or the Fund (provided, however, that Sub-Adviser may retain copies of such records as required by law).

Sub-Adviser agrees that it will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement or in writing by Adviser or the Fund, or if such disclosure is required by federal or state regulatory authorities.  Sub-Adviser may disclose the investment performance of each Portfolio Segment, provided that such disclosure does not reveal the identity of Adviser, each Fund Portfolio or the Fund or the composition of each Portfolio Segment.  Sub-Adviser may, however, disclose that Adviser, the Fund and each Fund Portfolio are its clients.  Notwithstanding the foregoing, Sub-Adviser may disclose (i) the investment performance of each Portfolio Segment to Fund officers and directors and other service providers of the Fund, and (ii) any investment performance that is public information to any person.

9.  Code of Ethics.  Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Adviser and the Fund with a copy of such code.  Within 35 days of the end of each calendar quarter during which this Agreement remains in effect, the chief compliance officer of Sub-Adviser shall certify to Adviser or the Fund that Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous quarter and that there have been no violations of Sub-Adviser’s code of ethics or, if any violation has occurred that is material to the Fund, the nature of such violation and of the action taken in response to such violation.

10.  Limitation of Liability.  Neither Sub-Adviser nor any of its partners, officers, stockholders, agents or employees shall have any liability to Adviser, the Fund or any shareholder of the Fund for any error of judgment, mistake of law, or loss arising out of any investment, or for any other act or omission in the performance by Sub-Adviser of its duties hereunder, except for liability resulting from willful misfeasance, bad faith, or negligence on Sub-Adviser’s part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement, except to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

Sub-Adviser agrees to indemnify and defend Adviser, its officers, directors, employees and any person who controls Adviser for any loss or expense (including reasonable attorneys’ fees) arising out of or in connection with any claim, demand, action, suit or proceeding relating to any actual or alleged material misstatement or omission in the Fund’s registration statement, any proxy statement, or any communication to current or prospective investors in each Fund Portfolio, made by Sub-Adviser and provided to Adviser or the Fund by Sub-Adviser.

11.  Term and Termination.  This Agreement shall become effective with respect to each Portfolio Segment on February 20, 2009, and shall remain in full force until February 20, 2011, unless sooner terminated as hereinafter provided.  This Agreement shall continue in force from year to year thereafter with respect to each Fund Portfolio, but only as long as such continuance is specifically approved for each Fund Portfolio at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a Fund Portfolio, Sub-Adviser may continue to serve in such capacity for such Fund Portfolio in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

This Agreement shall terminate as follows:

(a)  This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated with respect to any Fund Portfolio at any time without the payment of any penalty by Adviser or by Sub-Adviser on sixty days written notice to the other party.  This Agreement may also be terminated by the Fund with respect to any Fund Portfolio by action of the Board of Directors or by a vote of a majority of the outstanding voting securities of such Fund Portfolio (as defined in the 1940 Act) on sixty days written notice to Sub-Adviser by the Fund.

(b)  This Agreement may be terminated with respect to any Fund Portfolios at any time without payment of any penalty by Adviser, the Board of Directors or a vote of majority of the outstanding voting securities of such Fund Portfolio in the event that Sub-Adviser or any officer or director of Sub-Adviser has taken any action which results in a material breach of the covenants of Sub-Adviser under this Agreement.

(c)  This Agreement shall automatically terminate with respect to a Fund Portfolio in the event the Investment Management Agreement between Adviser and the Fund with respect to that Fund Portfolio is terminated, assigned or not renewed.

Termination of this Agreement shall not affect the right of Sub-Adviser to receive payments of any unpaid balance of the compensation described in Section 4 earned prior to such termination.

12.  Notice.  Any notice under this Agreement by a party shall be in writing, addressed and delivered, mailed postage prepaid, or sent by facsimile transmission with confirmation of receipt, to the other party at such address as such other party may designate for the receipt of such notice.

13.  Limitations on Liability.  The obligations of the Fund entered into in the name or on behalf thereof by any of its directors, representatives or agents are made not individually but only in such capacities and are not binding upon any of the directors, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the Fund, and persons dealing with the Fund must look solely to the assets of the Fund and those assets belonging to each Fund Portfolio for the enforcement of any claims.

14.  Adviser Responsibility.  Adviser will provide Sub-Adviser with copies of the Fund’s Articles of Incorporation, By-laws, prospectus, and Statement of Additional Information and any amendment thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to Sub-Adviser’s performance under this Agreement; provided, however, that no changes or modifications to the foregoing shall be binding on Sub-Adviser until it is notified thereof.

15.  Arbitration of Disputes.  Any claim or controversy arising out of or relating to this Agreement which is not settled by agreement of the parties shall be settled by arbitration in Santa Monica, California before a panel of three arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association then in effect.  The parties agree that such arbitration shall be the exclusive remedy hereunder, and each party expressly waives any right it may have to seek redress in any other forum.  Any arbitrator acting hereunder shall be empowered to assess no remedy other than payment of fees and out-of-pocket damages.  Each party shall bear its own expenses of arbitration, and the expenses of the arbitrators and of a transcript of any arbitration proceeding shall be divided equally between the parties.  Any decision and award of the arbitrators shall be binding upon the parties, and judgment thereon may be entered in the Superior Court of the State of California or any other court having jurisdiction.  If litigation is commenced to enforce any such award, the prevailing party will be entitled to recover reasonable attorneys’ fees and costs.

16.  Miscellaneous.  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and may be amended only by written consent of both parties.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.  This Agreement will be binding upon and shall inure to the benefit of the parties and their respective successors.

17.  Applicable Law.  This Agreement shall be construed in accordance with applicable federal law and the laws of the state of California.

Adviser and Sub-Adviser have caused this Agreement to be executed as of the date and year first above written.

WILSHIRE ASSOCIATES INCORPORATED	_______________________________

By: /s/ Lawrence E. Davanzo	By: ____________________________
Print Name: Lawrence E. Davanzo	Print Name: _____________________
Title: President	Title:

EXHIBIT 1

FUND PORTFOLIO LISTING

EXHIBIT 2

FEE SCHEDULE

Adviser shall pay Sub-Adviser, promptly after receipt by Adviser of its advisory fee from the Fund with respect to each Fund Portfolio each calendar month during the term of this Agreement, a fee based on the average daily net assets of each Portfolio Segment, at the following annual rates:

x.xx% on all assets

Sub-Adviser’s fee shall be accrued daily at 1/365th of the annual rate set forth above.  For the purpose of accruing compensation, the net assets of each Portfolio Segment will be determined in the manner and on the dates set forth in the current prospectus of the Fund with respect to each Fund Portfolio and, on days on which the net assets are not so determined, the net asset value computation to be used will be as determined on the immediately preceding day on which the net assets were determined.  Upon the termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rata basis through the date of termination and paid within thirty business days of the date of termination.

APPENDIX B

The following table sets forth, as of May 28, 2009 the holders of the capital stock of the Funds known by the Funds to own, control or hold with power to vote 5% or more of its outstanding securities.  Since the listed insurance company registered separate accounts’ voting rights are passed through to contract owners, the insurance companies themselves do not exercise voting control over the shares held in those accounts.

	Type of Ownership	% of Shares
Equity Fund:
Horace Mann Life Insurance Co. Separate Account 1 Horace Mann Plz Springfield IL 62715-0002	Beneficial	63.20%
VIT Balanced Fund 1 Freedom Valley Dr. Oaks PA 19456	Beneficial & Record	23.76%
Socially Responsible Fund:
Horace Mann Life Insurance Co. Separate Account 1 Horace Mann Plz Springfield IL 62715-0002	Beneficial	100.00%